Exhibit 10.47
Workhorse Group Inc. 2019 Incentive Stock Plan
RESTRICTED STOCK AWARD AGREEMENT

1.Grant of Restricted Stock Award. In accordance with and subject to the terms and conditions of (a) the Workhorse Group Inc. 2019 Incentive Stock Plan, as it may be amended from time to time (the “Plan”), and (b) this Restricted Stock Award Agreement (the “Agreement”), Workhorse Group Inc. (the “Company”) grants to the Participant identified on Schedule 1 attached hereto (the “Grantee”) the number of shares of common stock of the Company set forth on Schedule 1 (the “Shares”), which Shares shall be subject to the terms, conditions, restrictions and limitations set forth in this Agreement (“Restricted Stock”). The Restricted Stock awarded under this Agreement shall be deemed to have been granted on the date set forth on Schedule 1 (the “Grant Date”). Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Plan. Schedule 1 is incorporated into and forms a part of this Agreement.
2.Acceptance by Grantee. The Grantee is required to accept the award of Restricted Stock granted pursuant to this Agreement. If the Grantee does not accept this Agreement and comply with its terms and conditions, including the condition that the Grantee enter into that certain Employee Non-Compete Agreement (the “Non-Compete Agreement”) described in Section 9 hereof, as evidenced by the Grantee’s execution of Schedule 1 to this Agreement and the Non-Compete Agreement and the delivery of an executed copy of such instruments to the Company by June 30, 2022 (the “Acceptance Date”), all Shares of Restricted Stock subject to this Agreement shall be automatically forfeited and the Grantee shall have no further rights under or with respect to such Shares of Restricted Stock.
3.Issuance of Shares: Terms, Conditions, Restrictions and Limitations. The Company shall issue a stock certificate, or otherwise issue Shares (including through a book entry system, if applicable) representing the Shares of Restricted Stock granted pursuant to this Agreement, which Shares shall be registered in the name of the Grantee. Except as hereinafter set forth, if a stock certificate is issued, it shall not be delivered to the Grantee but shall be held by the Company as escrow agent in accordance with Section 8 hereof at the principal office of the Company. Subject to the Plan and this Agreement, the Grantee shall enjoy all rights of ownership of the Restricted Stock, including the right to vote and receive dividends or other distributions with respect to the Shares of Restricted Stock as hereinafter set forth, during the period any such Restricted Stock is subject to forfeiture in accordance with this Agreement (the “Restricted Period”) with the exception that:
(a)    Except as otherwise provided herein and if applicable, the Grantee shall not be entitled to delivery of the stock certificates for the Restricted Stock until the Restricted Period applicable to such Shares shall have expired. In addition, and except as otherwise provided in this Agreement, no stock certificates will be delivered to the Grantee (or, if the shares are issued in uncertificated form, the Grantee shall have no right to the Shares) unless the Grantee, on the lapse of the applicable Restricted Period, remains in continuous employment with the Company as an employee of the Company (“Continuous Service”) and has remained in Continuous Service with the Company since the Grant Date.
(b)    In the event that a Change of Control (as defined below) occurs prior to the end of the Restricted Period and prior to the date on which the Grantee’s Continuous Service has terminated, any unvested Shares of Restricted Stock then outstanding shall fully vest on the date of the Change of Control and the date of the Change of Control will be end of the Restricted Period for purposes of this Agreement.

Exhibit 10.47
(c)    The Company will issue the Restricted Stock subject to a restrictive legend substantially in the form attached hereto as Exhibit A and, as escrow agent, will provide for retention of custody of the Restricted Stock (if certificated) during the Restricted Period, as set forth in this Agreement; provided, however, that even if the Shares of Restricted Stock are issued in uncertificated form, the Shares shall be subject to the restrictions set forth in the legend.
(d)    During the applicable Restricted Period, the Grantee shall not transfer, deliver, assign, sell, or dispose of the Restricted Stock in any manner other than by will or by the laws of descent and distribution, nor pledge or otherwise hypothecate the Restricted Stock.
(e)    A breach of the terms, conditions, restrictions or limitations contained herein shall cause the Restricted Stock to be forfeited to the Company.
(f)    Any cash or stock dividends declared on the Restricted Stock will be paid directly to the Grantee on the dividend payment date (or shortly thereafter to process any required withholding of taxes).
(g)    In lieu of the issuance of a share certificate evidencing Shares, the Company may use a “book entry” system in which a computerized or manual entry is made in the books and records of the Company to evidence the issuance of such Shares. Such Company books and records are, absent manifest error, binding on all parties.
(h)    For purposes of this Agreement, the term “Change of Control” means:
(i)    any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rule I3d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty (50%) percent or more of (A) the outstanding shares of common stock of the Company, or (B) the combined voting power of the Company’s outstanding securities;
(ii)    the Company is party to a merger or consolidation, or series of related transactions, which results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), directly or indirectly, more than fifty (50%) percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or
(iii)    the sale or disposition of all or substantially all of the Company’s assets, or consummation of any transaction, or series of related transactions, having similar effect (other than to a subsidiary of the Company).
(i)    In the event that any of the terms contained in this Section 3 conflict with any employment agreement in effect between the Company and the Grantee, then the terms of the employment agreement shall govern.
4.Delivery of Shares. If the Grantee remains in Continuous Service with the Company from the Grant Date to one or more of the vesting dates described in Schedule 1 and has met all the other terms, conditions, restrictions and limitations contained herein and in the Plan, the Company shall deliver to the Grantee pursuant to Section 8 of this Agreement, certificates for the vested Shares without the legend referenced in Section 3(b) hereof or will otherwise enter such vested Shares on the Company’s book entry system as described in Section 3(f) hereof without restrictions.

Exhibit 10.47
5.Forfeiture of Restricted Stock. Subject to the provisions of Section 6(e) of the Plan (relating to discretionary actions that may, but are not required, be taken by the Board of Directors of the Company (the “Board,” which term shall include the Compensation Committee of the Board of Directors or such other authorized committee of the Board of Directors) with respect to the Restricted Stock upon the occurrence of the Grantee’s retirement, resignation, death or disability), if the Grantee’s Continuous Service terminates at any time for any reason during an applicable Restricted Period, the portion of the Restricted Stock not vested in accordance with Section 4 of this Agreement shall be forfeited on the date of such termination of Continuous Service and the Company shall not have any further obligations to the Grantee under this Agreement. In addition, in the event that the Grantee does not comply with the acceptance procedures set forth in Section 2 hereof by the Acceptance Date, all of the Shares of Restricted Stock shall be forfeited as of Acceptance Date. Upon any such forfeiture, the Company shall become the legal and beneficial owner of the unvested portion of the Shares of Restricted Stock and all rights and interests therein and related thereto, without the payment of any consideration by the Company to the Grantee.
6.Payment of Taxes. The Grantee understands that he will have to pay income and employment taxes on the fair market value of the Restricted Stock when the restrictions lapse unless he elects, no later than thirty (30) days after the Grant Date, under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the corresponding regulations promulgated thereunder (the “Code”), to pay income and employment tax on the value of the Shares on the Grant Date in the year the grant is made on the fair market value of the Restricted Stock on the Grant Date. In either case, the Company’s obligation to deliver the unrestricted Shares as a result of the vesting of the Restricted Stock shall be subject to the Grantee’s satisfaction of all applicable federal, state, and local income and employment tax withholding obligations. If tax withholding attributable to the Restricted Stock is required by the Company, then, at the Board’s discretion, the Company may satisfy such tax obligations by reducing the number of Shares otherwise deliverable or by accepting the delivery to the Company of Shares previously owned and unencumbered by the Grantee. The Company shall also have the right to withhold from any salary, bonus or other payments due the Grantee the amount necessary to satisfy any tax withholding obligations related to the Restricted Stock. The Grantee acknowledges that if the Grantee makes the Section 83(b) election and later forfeits all or a portion of the Restricted Stock, certain adverse tax consequences may result in that the Grantee may not be able to fully utilize the capital losses realized as a result of such forfeiture. The Grantee understands that the Grantee should seek tax advice before deciding whether or not to make the Section 83(b) election. If the Grantee makes a Section 83(b) election, the Grantee shall furnish a copy of the election within 10 days after it is filed with the Internal Revenue Service.
7.Nonassignability. Except as otherwise provided herein and in the Plan, the right of the Grantee to the Restricted Stock shall not be assignable or transferable by the Grantee other than to a designated beneficiary upon the Grantee’s death pursuant to his will or by the laws of descent and distribution. Any such assignment or transfer shall be null and void and without effect upon any attempted assignment or transfer, except as provided herein or in the Plan, including, without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation, or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process, or similar process, whether legal or equitable, upon the Restricted Stock.
8.Escrow. Stock certificates, if any, issued pursuant to Section 3 of this Agreement shall be held in escrow, together with stock powers duly executed in blank by the Grantee in the form of that which is attached hereto as Exhibit B, with the chief financial officer of the Company to be held in accordance with the provisions hereof. Shares of Restricted Stock shall be: (a) released to the Company upon forfeiture as described in Section 5 of this Agreement, or

Exhibit 10.47
(b) released and delivered to the Grantee to the extent such Shares of Restricted Stock become vested pursuant to Section 3 of this Agreement.
9.Additional Conditions of Award.
The Grantee understands and agrees that, as a condition to the Company granting the Restricted Stock under this Agreement, he must execute and deliver the Non-Compete Agreement by the Acceptance Date. The Grantee further understands that the Non-Compete Agreement shall become effective upon the Grantee’s execution and delivery thereof and that it shall remain in effect for the period described therein, which period would include a period following the Grantee’s termination of employment with the Company irrespective of the whether or not the Grantee becomes vested in the Restricted Stock in accordance with this Agreement.
10.Compliance with Law. The issuance and delivery of Shares shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Shares may be listed. No Shares shall be issued pursuant to this Agreement unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the Shares with the Securities and Exchange Commission, any state securities commission, or any stock exchange to effect such compliance.
11.Adjustments. The Shares of Restricted Stock may be adjusted or terminated in any manner as contemplated by Section 8 of the Plan.
12.No Right to Continued Employment. Nothing contained in the Plan or in this Agreement, nor any action taken by the Board, shall confer upon the Grantee any right with respect to continuation of employment by the Company as an employee or service as an officer or director nor interfere in any way with the right of the Company to terminate the Grantee’s employment or other service as an employee, officer or director at any time with or without Cause, including during the Restricted Period.
13.Governing Law; Venue; Dispute. This Agreement has been granted, executed and delivered in the State of Ohio, and the interpretation and enforcement shall be governed by the laws thereof without regard to conflict of laws principles, and subject to the exclusive jurisdiction of the courts therein. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Board for review. The resolution of such dispute by the Board shall be final, binding and conclusive on the Grantee and the Company.
14.Notices. Any notice required to be given pursuant to this Agreement or the Plan shall be in writing and shall be deemed to be delivered upon receipt or, in the case of notices by the Company, five (5) days after deposit in the U.S. mail, postage prepaid, addressed to the Grantee at the address last provided by the Grantee for the Grantee’s service provider records. Any notice to the Company shall be addressed to the chief financial officer or to the chief executive officer of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.
15.Agreement Subject to Plan. This Agreement is made pursuant to the Plan and shall be interpreted to comply therewith. A copy of the Plan is available to the Grantee, at no charge, at the principal office of the Company. The provisions of the Plan, as they may be amended from time to time, are hereby incorporated herein by reference. In the event of a

Exhibit 10.47
conflict between any provision contained herein and a provision of the Plan, the applicable provisions of the Plan will govern and prevail.
16.Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on assignment and transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock may be transferred by will or the laws of descent or distribution.
17.Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
18. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Board at any time, in its discretion. The grant of the Restricted Stock pursuant to this Agreement does not create any contractual right or other right to receive any Restricted Stock or other Grants in the future. Future Grants, if any, will be at the sole discretion of the Board. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment or other service with the Company.
19.Amendment. The Board has the right to amend, alter, suspend, discontinue or cancel the Plan, prospectively or retroactively; provided, that, no such amendment shall alter or impair the Grantee’s material rights and obligations under this Agreement without the Grantee’s written consent.
20.No Effect on Other Benefits. The value of the Grantee’s Restricted Stock is not part of the Grantee’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit, unless the express provisions of a written service provider benefit provides otherwise.
21.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
IN WITNESS WHEREOF, the parties hereto have caused this Restricted Stock Award Agreement to be executed as of the date set forth on Schedule 1 to this Agreement.

[Schedule 1 follows]

Exhibit 10.47
Schedule 1
Restricted Stock Award Agreement
Name of Grantee:

Number of Shares:     __________ Shares

Date of Grant:

Vesting Dates:    Subject to forfeiture in accordance with Section 5 of the Restricted Stock Award Agreement, the following number of Shares of Restricted Stock shall vest on the following dates:

Number of Shares        Vesting Date

Notwithstanding the foregoing vesting schedule:

The forfeiture provisions of Section 2 of the Agreement shall apply.

By executing this Schedule 1, the Grantee hereby acknowledges receipt of a copy of the Plan and the Agreement of which this Schedule 1 is a part. The Grantee has read and understands the provisions of the Agreement, and accepts the award of Restricted Stock subject to all of the terms, conditions, restrictions and limitations of the Plan and the Agreement.

Exhibit 10.47
Exhibit A
Restricted Stock Award Agreement
LEGEND TO BE PLACED ON STOCK CERTIFICATE (IF APPLICABLE)
The Shares represented by this certificate are subject to the terms, conditions, restrictions and limitations of the Workhorse Group Inc. 2019 Incentive Stock Plan (the “Plan”) and a Restricted Stock Award Agreement (the “Agreement”) between the holder hereof and Workhorse Group Inc. dated as of ______________________, and may not be sold or transferred except in accordance therewith. Copies of the Plan and Agreement are kept on file by the chief financial officer of Workhorse Group Inc.

Exhibit 10.47
Exhibit B
Restricted Stock Award Agreement
STOCK POWER
FOR VALUE RECEIVED, the undersigned, ______________________, hereby sells, assigns, transfers, and conveys unto Workhorse Group Inc., a Nevada corporation (the “Company”), or its successors, _______________ shares of common stock of the Company standing in my name on the books of the Company, represented by Certificate No. ___________, which is attached hereto if applicable or otherwise credited in my name on the books and records of the Company, and hereby irrevocably constitutes and appoints each officer of the Company as my attorney-in-fact to transfer said stock on the books of the Company with full power of substitution in the premises.
Dated:
                            [NAME]
WITNESS: